CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information dated March 31, 2001 of the FTI Municipal Bond Fund (one of the portfolios comprising FTI Funds) and to the use of our report dated January 9, 2002 with respect to the financial statements and financial highlights of the FTI Funds included in the Annual Report dated November 30, 2001, which Statement of Additional Information and Annual Report are incorporated by reference in the Statement of Additional Information included in this Registration Statement on Form N-14 (File No. 333-77070) of the Franklin Federal Tax-Free Income Fund.


                                          /s/  ERNST & YOUNG LLP
                                          -----------------------

                                          ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2002